8UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 9, 2012

RVUE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

000-54348	94-3461079
(Commission File Number)	(IRS Employer Identification No.)

100 N.E. 3rd Avenue, Suite 200, Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices) (Zip Code)

954-525-6464

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

Effective as of April 9, 2012, rVue Holdings, Inc. (“rVue”) and Verizon Sourcing LLC (“Verizon”) (each a “Party”, and collectively the “Parties”) entered into a Joint Marketing Agreement (“JMA”). The JMA provides that the Parties will use commercially reasonable efforts to engage in the following promotional and marketing activities:

•	Mutually agreed upon joint sales efforts to engage Verizon Enterprise clients for digital media
•	Mutually agreed upon marketing efforts regarding the inter-operability of, or other relationship between, the Parties’ products and services
•	Development of mutually agreed upon joint marketing materials regarding the complementary products and services of the Parties.
•	Introduction of each Party to certain of the other Party’s customers (at each party’s discretion)
•	Introduction of each Party to certain of the other party’s sales agents and representatives
•	Joint attendance at trade shows, conventions, conferences, and other events agreed by the Parties
•	Providing each Party with demonstration units of each Party’s products/services (and assistance in setting up units at Party’s facilities, and other mutually agreed upon demonstration locales)

In the event the Parties wish to pursue an extended business relationship, which may include the licensing of each Party’s materials, rights to resell each other’s products and services, joint development activities, the Parties agree that they will need to enter into a separate, mutually agreed upon agreement for such purpose.  There can be no assurance that any such future agreement will be entered into.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVUE HOLDINGS, INC.

Dated: April 11, 2012	By: /s/David A. Loppert
David A. Loppert
Chief Financial Officer